UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2011
HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 480-8300
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On December 13, 2011, Huntington Bancshares Incorporated (“Huntington”) issued a press release announcing that it has extended the deadline for the early tender of trust preferred securities (the “Early Exchange Deadline”) with respect to its previously announced offer (the “Exchange Offer”) to exchange up to $300 million in liquidation preference of depositary shares representing a proportional interest in its Floating Rate Series B Non-Cumulative Perpetual Preferred Stock with a liquidation preference of $1,000 per share and, in certain cases an additional amount of cash consideration, for up to $300 million in liquidation preference of certain series of issued and outstanding trust preferred securities (the “Trust Preferred Securities”).
The Early Exchange Deadline, previously scheduled for 5:00 P.M. New York City time, on December 12, 2011, has been extended to 11:59 P.M., New York City time, on December 27, 2011, unless further extended by Huntington or the Exchange Offer is earlier terminated or withdrawn. A copy of the press release is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release, dated December 13, 2011.
Additional Information
Huntington has filed a registration statement (including a prospectus) for the Exchange Offer with the Securities and Exchange Commission (the “SEC”). Before you decide whether to participate in the Exchange Offer, you should read the prospectus in the registration statement, including documents incorporated by reference, for more complete information about Huntington and the Exchange Offer. You may obtain these documents for free at the SEC’s website, www.sec.gov. Documents filed with the SEC by Huntington will also be available free of charge if you request them by contacting Investor Relations at (614) 480-5676. The complete terms and conditions of the Exchange Offer are set forth in the prospectus and letter of transmittal included in the registration statement. Copies of the prospectus and letter of transmittal may also be obtained from Global Bondholder Services Corporation, the information agent and exchange agent for the Exchange Offer, at (866) 612-1500 or, for brokers, (212) 430-3774 (collect).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED
Date: December 13, 2011	By:	/s/ Donald R. Kimble
		Name:	Donald R. Kimble
		Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release, dated December 13, 2011.